UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Vishay Intertechnology, Inc.’s Fourth Amended and Restated Credit Facility provides a senior secured term loan commitment, which permits a single advance of up to $125 million prior to August 15, 2008. On July 31, 2008, Vishay drew $125 million of such loan for the purpose of repurchasing its 3-5/8% Convertible Subordinated Notes as described in Item 8.01 below.

Item 8.01 – Other Events

Vishay Intertechnology, Inc. today announced that holders of 99.6% of its 3-5/8% Convertible Subordinated Notes due 2023 exercised the option to require Vishay to repurchase their notes on August 1, 2008. The option expired at 5:00 p.m. New York City time on July 29, 2008.

The purchase price was equal to the $1,000 principal amount of each note, plus accrued and unpaid interest to, but excluding, the purchase date. The purchase price was paid in cash and funded with cash on-hand of approximately $250 million, borrowings under Vishay’s revolving credit facility of approximately $125 million, and borrowings under a term loan of $125 million. Notes with an aggregate principal amount of $1,870,000 remain outstanding.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99	Press Release dated August 1, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Richard N. Grubb
Name:	Richard N. Grubb
Title:	Executive Vice President and
Chief Financial Officer